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                                                                  EXHIBIT (d)(8)


                                SECOND AMENDMENT
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                              D&B HOLDINGS I, INC.,
                            D&B ACQUISITION SUB, INC.
                                       AND
                              DAVE & BUSTER'S, INC.

         This SECOND AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER (this "Amendment"), dated as of September 30, 2002, is entered into by and among D&B Holdings I, Inc., a Delaware corporation ("Parent"), D&B Acquisition Sub, Inc., a Missouri corporation and wholly-owned subsidiary of Parent ("Purchaser") and Dave & Buster's, Inc., a Missouri corporation (the "Company").

         A. Parent, Purchaser and the Company entered into an Agreement and Plan of Merger, dated as of May 30, 2002, and an amendment thereto dated July 12, 2002 (the "Agreement"), providing for the merger of Purchaser with and into the Company.

         B. In accordance with Section 9.10 of the Agreement, Parent, Purchaser and the Company desire to enter into this Amendment to amend the terms of the Agreement as provided herein.

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants contained herein, Parent, Purchaser and the Company agree as follows:

         1. Section 8.1(b)(i) is hereby amended to delete the reference to October 31, 2002, and insert in its place November 27, 2002.

         2. Except as specifically modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect without modification.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first written above.



D&B HOLDINGS I, INC.                       DAVE & BUSTER'S, INC.


         By:  /s/ Simon Moore              By:   W. C. Hammett, Jr.
              ---------------------              ------------------------------
              Name: Simon Moore                  Name: W. C. Hammett, Jr.
              Title: President                   Title: Vice President, Chief
                                                        Financial Officer







         D&B ACQUISITION SUB, INC.


         By:  /s/ Simon Moore
              ---------------------
              Name: Simon Moore
              Title: President